[CANDA FLAG  CONSUMER AND
   LOGO]     CORPORATE AFFAIRS CANADA
                                        FORM 9
             CANADA BUSINESS    ARTICLES OF AMALGAMATION
             CORPORATIONS ACT        (SECTION 185)

--------------------------------------------------------------------------------
1 --     Name of amalgamated corporation
         Norske Skog Canada Limited

--------------------------------------------------------------------------------
2 -- The place in Canada where the registered office is to be situated
     Greater Vancouver Regional District, British Columbia

--------------------------------------------------------------------------------
3 -- The classes and any maximum number of shares that the corporation is authorized to issue
     See attached schedule.


--------------------------------------------------------------------------------
4 -- Restrictions,  if any, on share transfers
     N/A

--------------------------------------------------------------------------------
5 -- Number (or minimum and maximum number) of directors
     See attached schedule.

--------------------------------------------------------------------------------
6 -- Restrictions, if any, on business the corporation may carry on N/A


--------------------------------------------------------------------------------
7 -- Other provisions, if any
     See attached schedule


--------------------------------------------------------------------------------
8 -- The amalgamation  has been approved  pursuant to that section or subsection of the Act which is indicated as follows:
                                / / 183
                                /X/ 184(1)
                                / / 184(2)
--------------------------------------------------------------------------------

9 --     Name of the amalgamating corporations   Corporation No.     Signature      Date       Title
--------------------------------------------------------------------------------------------------------------
Norske Skog Canada Limited                        393757-7        /s/ R. Leverton  30/08/01  Vice President,
                                                                                             Finance, CEO and
                                                                                             Secretary
--------------------------------------------------------------------------------------------------------------
Pacifica Papers Inc.                              393760-7       /s/ R. Leverton   30/08/01  Director
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================
FOR DEPARTMENT USE ONLY                                          Filed
Corporation No.                                    393761-5
                                                                 August 30, 2001
--------------------------------------------------------------------------------------------------------------

7530-21-936-1390(01-93)46

Item 20.2.3

                        CANADA BUSINESS CORPORATIONS ACT

                            ARTICLES OF AMALGAMATION
                                     FORM 9
                                  INSTRUCTIONS

FORMAT
Documents required to be sent to the Director pursuant to the CANADA BUSINESS CORPORATIONS ACT (CBCA) must conform to sections 5 to 10 of the CANADA BUSINESS CORPORATIONS REGULATIONS.

ITEM 1
Set out the proposed corporate name for the amalgamated corporation that complies with sections 10 and 12 of the Act. If this name is not the same as one of the amalgamating corporations, articles of amalgamation must be accompanied by a Canada-biased NUANS search report dated not more than ninety (90) days prior to the receipt of the articles by the Director. On request, a number name may be assigned under subsection 11(2) of the Act, without a search.

ITEM 2
Set out the name of the place and province within Canada where the registered office is to be situated. A specific street address is not required.

ITEM 3
Set out the details required by paragraph 6(1)(c) of the Act, including details of the rights, privileges, restrictions and conditions attached to each class of shares. All shares must be without nominal or par value and must comply with the provisions of Part V of the Act.

ITEM 4
If restrictions are to be placed on the right to transfer shares of the corporation, set out a statement to this effect and the nature of such restrictions.

ITEM 5
State the number of directors. If cumulative voting is permitted, the number of directors must be invariable; otherwise it is permissible to specify a minimum and maximum number of directors.

ITEM  6
If restrictions are to be placed on the business the corporation may carry on, set out the restrictions.

ITEM 7
Set out any provisions, permitted by the Act or Regulations to be set out in the by-laws of the corporation, that are to form part of the articles, including any pre-emptive rights or cumulative voting provisions.

ITEM 8
Indicate whether the amalgamation is under section 183 or subsection 184(1) or
(2) of the Act.

OTHER NOTICES AND DOCUMENTS
(1) The articles must be accompanied by a Notice of Registered Office (Form 3), a Notice of Directors (Form 6) and a statutory declaration of a director or authorized officer of each amalgamating corporation in accordance with subsection 185(2) of the Act.
(2) All amalgamating corporations should ensure that all filing requirements contained in the Act have been met.

COMPLETED DOCUMENTS IN DUPLICATE AND FEES PAYABLE TO THE RECEIVER GENERAL FOR CANADA ARE TO BE SENT TO:

THE DIRECTOR, CANADA BUSINESS CORPORATIONS ACT
9TH FLOOR, JOURNAL TOWER SOUTH
365 LAURIER AVENUE WEST
OTTAWA, ONTARIO
K1A 0C8


Item 20.2.3

                        CANADA BUSINESS CORPORATIONS ACT

                                     FORM 9
                            ARTICLES OF AMALGAMATION
                                 (SECTION 185)

                           NORSKE SKOG CANADA LIMITED
     ----------------------------------------------------------------------
                             (name of corporation)

ITEM 3 - "THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE"

AUTHORIZED CAPITAL
An unlimited number of Common Shares and 100,000,000 Preferred Shares.

RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS

Common Shares

The holders of the Common Shares are entitled:

    (i) to vote at all meetings of shareholders, except meetings at which only holders of shares of a specified class or series of shares are entitled to vote;

    (ii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive any dividends declared and payable by the Corporation on the Common Shares; and

    (iii) subject to the rights, privileges, restrictions and conditions attaching to shares of any other class or series of shares of the Corporation, to receive the remaining property of the Corporation on the dissolution of the Corporation.

Preferred Shares

The Preferred Shares may at any time and from time to time be issued in one or more series. The directors may from time to time by resolution passed before the issue of any shares of any particular series of Preferred Shares fix the number of shares in, and determine the designation of the shares of, that series, and determine the rights, privileges, restrictions and conditions attaching to the Preferred Shares of that series, including, without limitation, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative, the dates, places and currencies of payment thereof, the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium, conversion or exchange rights, the terms and conditions of any share purchase plan or sinking fund, restrictions respecting payment of dividends on, or the repayment of capital in respect of, any other shares of the Corporation, provided that, except for such voting rights as may be attached to any series of the Preferred Shares by the directors, the holders of Preferred Shares shall not be entitled as such to receive notice of or to attend or vote at, any general meeting of the Corporation.

ITEM 5 - "NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS"

A minimum of three and a maximum of 15 directors.

The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of the shareholders of the Corporation, provided the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of the shareholders of the Corporation.

ITEM 7 - "OTHER PROVISIONS"

Without in any way limiting the powers conferred upon the Corporation and its directors by the CANADA BUSINESS CORPORATIONS ACT, the directors may, from time to time, in such amounts and on such terms as they deem expedient, charge, mortgage, hypothecate, pledge, or grant any form of security interest in, all or any of the currently owned or subsequently acquired property of the Corporation, real or personal, moveable or immoveable, including its undertaking, book debts, rights, powers and franchises, to secure any debt obligation or any money borrowed or other debt or liability of the Corporation.